Exhibit 99.1

2007 Incentive Compensation Program

Amir Bassan-Eskenazi, President and Chief Executive Officer of BigBand Networks, Inc.

3/1/07	Base Salary:	$325,000
	First Half Bonus Potential:	$162,500

First Half 2007 Officer Bonus Goal		% Goal Weighting
1) Achieve revenues goal		50%
2) Achieve earnings goal		50%
Total		100%

2007 Incentive Compensation Program

Frederick Ball, Senior Vice President and Chief Financial Officer of BigBand Networks, Inc.

3/1/07	Base Salary:	$280,000
	First Half Bonus Potential:	$70,000

	First Half 2007 Officer Bonus Goal	% Goal Weighting
	1) Achieve initial public offering goal	40%
	2) Achieve corporate development framework goal	20%
	3) Achieve operating plan and budget goal	10%
	4) Achieve securities laws filings compliance goal	30%
	Total	100%

2007 Incentive Compensation Program

Ran Oz, Executive Vice President and Chief Technology Officer of BigBand Networks, Inc.

3/1/07	Base Salary:	$225,000
	First Half Bonus Potential:	$45,000

	First Half 2007 Officer Bonus Goal	% Goal Weighting
	1) Achieve technical determination and strategy goal for a specified method	20%
	2) Achieve technical partnerships goal	20%
	3) Achieve specified product strategy development goal	20%
	4) Achieve technical development goals for a specified product	20%
	5) Achieve corporate development strategy goal	20%
	Total	100%

2007 Incentive Compensation Program

Robert Horton, Vice President and General Counsel of BigBand Networks, Inc.

3/1/07	Base Salary:	$215,000
	First Half Bonus Potential:	$43,000

First Half 2007 Bonus Goal		% Goal Weighting	Goal $ Value
1) Achieve initial public offering goal		40%	$34,400
2) Achieve public company organization goal		30%	$25,800
3) Achieve process organization goal		30%	$25,800
Total		100%	$86,000

2007 Incentive Compensation Program

John Connelly, Executive Vice President of Marketing and Business Development of BigBand Networks, Inc.

3/1/07	Base Salary:	$200,000
	First Half Bonus Potential:	$40,000

	First Half 2007 Bonus Goal	% Goal Weighting
	1) Achieve corporate branding goal	30%
	2) Achieve marketing campaigns goal	30%
	3) Achieve services booking goal	20%
	4) Achieve marketing operations goal	20%
	Total	100%